UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 28, 2006

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50929	16-1728419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor, Dallas Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 459-8188

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 28, 2006, Ignis Petroleum Group, Inc. (the “Company”) amended the Securities Purchase Agreement (the “Amended Purchase Agreement”) with Cornell Capital Partners L.P. (“Cornell”) dated as of January 5, 2006. Pursuant to the Amended Purchase Agreement, the last installment of $1,000,000 in 7% secured convertible debentures, which was to be advanced within five days after the Registration Statement (as defined below) was declared effective by the Commission, was advanced on April 28, 2006.

In connection with the Amended Purchase Agreement, the Company agreed to issue Cornell additional warrants to purchase 2,913,580 shares of common stock of the Company (the “Common Stock”), exercisable for a period of five years at an exercise price of $0.81 (the “Additional $0.81 Warrants”) and additional warrants to purchase 3,311,828 shares of Common Stock, exercisable for a period of five years at an exercise price of $0.93 (the “Additional $0.93 Warrants” and together with the Additional $0.81 Warrants, the “Additional Warrants”). All of the Additional Warrants were issued on April 28, 2006. The Company has the option to force the holder to exercise the Additional Warrants, as long as that the shares underlying the Additional Warrants are registered pursuant to an effective registration statement, if the Company’s closing bid price trades above certain levels. In the event that the closing bid price of the Company’s Common Stock is greater than or equal to $1.10 for a period of 15 consecutive trading days prior to the forced conversion, the Company can force the warrant holder to exercise the Additional $0.81 Warrants. In the event that the closing bid price of the Company’s Common Stock is greater than or equal to $1.23 for a period of 15 consecutive trading days prior to the forced conversion, the Company can force the warrant holder to exercise the Additional $0.93 Warrants.

In connection with the Amended Purchase Agreement, the Company also amended its registration rights agreement (the “Amended Registration Rights Agreement”) providing for the filing, within five (5) days of April 28, 2006, of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the warrants previously issued and the Additional Warrants. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 130 days after filing the Registration Statement and to insure that the Registration Statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the Debentures have been sold or (ii) January 5, 2008.

The Company paid Stonegate Securities, Inc. a 5% placement fee on the last tranche for their role as placement agent in the financing.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of a secured loan obligation by the Company.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company Debentures. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
4.1	Second Amended and Restated Securities Purchase Agreement, dated April 28, 2006, by and between Ignis Petroleum Group, Inc. and Cornell Capital Partners L.P.
4.2	Secured Convertible Debenture issued to Ignis Petroleum Group, Inc., dated April 28, 2006.
4.3	Warrant to purchase 2,913,580 shares of Common Stock, dated April 28, 2006, issued to Cornell Capital Partners L.P.
4.4	Warrant to purchase 3,311,828 shares of Common Stock, dated April 28, 2006, issued to Cornell Capital Partners L.P.
4.5	Second Amended and Restated Registration Rights Agreement, dated April 28, 2006, by and between Ignis Petroleum Group, Inc. and Cornell Capital Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.

Dated: May 1, 2006	By:	/s/ MICHAEL P. PIAZZA
Michael P. Piazza,
President and Chief Executive Officer